EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

     We consent to the reference to our firm under the caption 'Experts' and to the use of our report dated August 12, 2004 in the Registration Statement on Form SB-2 and related Prospectus of Power2Ship, Inc.

                                   /s/ Sherb & Co., LLP
                                   Sherb & Co., LLP

New York, New York
December 14, 2004

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